certification [Exhibit 99.906CERT]

Brian Mumbert, President/Principle Executive Officer & Greg Ally, Treasurer/Principle Financial Officer of The Timothy Plan (the “Registrant”), certify to the best of his/her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2026, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principle Executive Officer
The Timothy Plan

/s/ Brian Mumbert
Brian Mumbert
Date:	6/5/2026

Treasurer/Principle Financial Officer
The Timothy Plan

/s/ Greg Ally
Greg Ally
Date:	6/5/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.